QuickLinks -- Click here to rapidly navigate through this document

REVOCABLE PROXY
TRANS WORLD CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
April 22, 2003

        The undersigned, being a stockholder of Trans World Corporation (the "Company") as of March 20, 2003, hereby authorizes Rami S. Ramadan or Paul Benkley or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's executive offices located at 545 Fifth Avenue, Suite 940, New York, New York, on April 22, 2003 at 10:00 a.m., New York City time, and any at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PROXY BY MAIL
SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, FOR THE PROPOSAL TO ADJOURN THE MEETING TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.	Please mark your votes like this	☒
1.
PROPOSAL to amend the Company's Articles of Incorporation by increasing the number of authorized shares of common stock.
☐	FOR	☐	AGAINST	☐	ABSTAIN
2.
PROPOSAL, if necessary, to adjourn the Special Meeting to solicit additional proxies.
☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2003 AND AT ANY ADJOURNMENT THEREOF.

☐ I plan to attend the Special Meeting.

Please be sure to sign and date this Proxy Card in the space below.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

COMPANY NUMBER:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2003

PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PLEASE ACT PROMPTLY.
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

QuickLinks

REVOCABLE PROXY TRANS WORLD CORPORATION SPECIAL MEETING OF STOCKHOLDERS April 22, 2003